As filed with the Securities and Exchange Commission on July 19, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCW BIOLOGICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	82-5024477
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2929 N Commerce Parkway

Miramar, FL 33025

(954) 842-2024

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Hing C. Wong, Ph.D.

Chief Executive Officer

HCW Biologics Inc.

2929 N Commerce Parkway

Miramar, FL 33025

(954) 842-2024

(Name, address including zip code, and telephone number including area code, of agent for service)

COPIES TO:

Scott M. Iyama, Esq. William L. Hughes, Esq. Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 (415) 773-5700	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 (212) 653-8700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-256510

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	1,610,000	$8.00	$12,880,000	$1,405.21

(1)

Represents only the additional number of shares being registered and includes 241,500 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-256510).

(2)

Calculated under Rule 457(a) under the Securities Act of 1933, as amended, for purposes of determining the registration fee based on the initial public offering price of $8.00 per share. The registrant previously registered securities on a Registration Statement on Form S-1 (Registration No. 333-256510), which was declared effective on July 19, 2021. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $12,880,000 is hereby registered.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by HCW Biologics Inc. (the “Registrant”) to be registered for sale by 1,610,000 shares, 241,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-256510) (the “Initial Registration Statement”). The contents of the Initial Registration Statement, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on July 19, 2021, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)

24.1	Power of Attorney*

*	Incorporated by reference to Exhibit 24.1 to Registration Statement on Form S-1 (Registration No. 333-256510).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miramar, State of Florida on July 19, 2021.

HCW BIOLOGICS INC.

By:	/s/ Hing C. Wong
Hing C. Wong, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Hing C. Wong Hing C. Wong	Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2021

/s/ Rebecca Byam Rebecca Byam	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2021

* Scott T. Garrett	Director	July 19, 2021

* Rick S. Greene	Director	July 19, 2021

*By:	/s/ Hing C. Wong
Hing C. Wong
Attorney-In-Fact